Exhibit 99.2

2020 First Quarter Results Earnings Release Presentation April 21, 2020

First Quarter 2020 | PACW | p. 2 This communication contains certain forward - looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward - looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID - 19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third - party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, further increases in unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, legal and regulatory developments, the price of crude oil and the adoption of the CECL accounting standard. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements

First Quarter 2020 | PACW | p. 3 Presentation Index Impacts from COVID - 19 Pandemic 4 First Quarter Significant Items 8 Loans and Leases & Credit Quality 12 Deposits 32 Net Interest Margin 35 Investment Securities 40 Controlled Expenses 42 Company Overview 44 Non - GAAP Measurements 51

First Quarter 2020 | PACW | p. 4 Impacts from COVID - 19 Pandemic

First Quarter 2020 | PACW | p. 5 In light of the COVID - 19 as a pandemic, we activated our Business Continuity Plan and Pandemic Task Force with a focus on the health and safety of our employees and customers. Health and safety actions taken: • Temporarily closed 19 branches; closed the lobbies of 27 branches with drive - up service only; remaining branches operating with reduced hours; temporarily closed several other office locations • Increased janitorial/cleaning services • Remote working for virtually all non - branch employees • Implemented business travel restrictions; 14 - day quarantine after personal travel • Implemented social distancing protocols Actions taken to support our employees: • Employees continuing to receive full salary and benefits, even if unable to work • Purchased additional laptops and equipment to implement remote working model • Special bonus for essential employees working on - site at branch offices/critical locations Impacts from COVID - 19 Pandemic

First Quarter 2020 | PACW | p. 6 Actions taken to support our customers and communities: • Offering short - term modifications of loan terms • Waiving loan late charges • Participation in the Paycheck Protection Program • Supporting loan customers by funding draw requests per the contractual loan terms • For deposit customers, waiving certain monthly service charges and transaction - related fees (wire fees, NSF fees, overdraft fees, stop payment fees) • Donations of $600,000 to various community organizations Areas of ongoing focus: • The health and safety of our employees and customers remains a top priority • Continue to support our employees and provide our customers and communities with essential services for the duration of this crisis • Offer support to our customers via fee waivers, participation in government sponsored programs and working with customers who request modified terms on a temporary basis • Heightened monitoring of our loan portfolio and proactive engagement with borrowers most affected by COVID - 19 Impacts from COVID - 19 Pandemic

First Quarter 2020 | PACW | p. 7 Impacts to our business and financial results: • Loan portfolio in terms of modifications and heightened monitoring of credit quality • Performed a thorough review of the loan portfolio with a special focus on segments most impacted by COVID - 19 (hotel, aviation, restaurants and retail) • Total Q1 loan downgrades of $576 million from pass/watch to special mention • Increase in borrower requests for short - term loan modifications (payment deferrals, t erm extensions) • Significant number of requests for Paycheck Protection Program loans • Adopted CECL in Q1 – the deterioration of economic conditions in March impacted the forecast and assumptions used to estimate our ACL; r ecorded a provision for credit losses of $112 million in Q1 • On March 23 rd , temporarily suspended our stock repurchase program; have not repurchased shares since February 28, 2020; program now suspended indefinitely • March market events resulted in a reassessment of goodwill – recorded impairment of $1.47 billion in Q1 • Despite these impacts, strong pre - provision net revenue, solid capital and liquidity positions Impacts from COVID - 19 Pandemic

First Quarter 2020 | PACW | p. 8 First Quarter Significant Items

First Quarter 2020 | PACW | p. 9 First Quarter Significant Items • Net loss of $1.43 billion • Loss per share of $12.23 • Recorded goodwill impairment of $1.47 billion • Excluding goodwill impairment, net earnings of $36.9 million, $0.31 EPS Operating Results Key Metrics • Net interest margin of 4.31% • Loan and lease yield of 5.54% • Cost of deposits of 59bps; 71bps in Q4 • March spot rate on deposits of 33bps • Efficiency ratio of 40.6% Loan Growth & Credit Quality • Loan production of $790 million • $167mm of loan growth in Colorado • Classified loans to total loans of 0.75% • Net charge - offs of $19.1 million; 40bps of average loans and leases • Provision for credit losses of $112.0 million; impacted by economic forecast Strong Deposit Base & Capital • Core deposits at 82% of total deposits • Noninterest - bearing demand deposits at 38% of total deposits • $21mm of deposit growth in Colorado • Tangible common equity ratio of 9.10% • CET1 ratio of 9.23%

First Quarter 2020 | PACW | p. 10 ∆ ($ in millions, except per share amounts) 1Q20 4Q19 Q / Q Total Assets 26,143$ 26,771$ -2% Loans and Leases HFI, net of deferred fees 19,745$ 18,847$ 5% Total Deposits 19,576$ 19,233$ 2% Core Deposits 16,051$ 16,187$ -1% Net (Loss) Earnings (1,433.1)$ 117.9$ -1316% (Loss) Earnings Per Share (12.23)$ 0.98$ -1348% Return on Average Assets ("ROAA") (1) -21.27% 1.77% -23.04 Return on Average Tangible Equity ("ROATE") (1) 6.88% 19.98% -13.10 Tangible Common Equity Ratio (1) 9.10% 9.79% -0.69 Tangible Book Value Per Share (1) 19.31$ 19.77$ -2% Tax Equivalent Net Interest Margin 4.31% 4.33% -0.02 Efficiency Ratio 40.6% 44.8% -4.2 Quarter - Over - Quarter Financial Highlights (1) See “Non - GAAP Measurements” slide on page 51.

First Quarter 2020 | PACW | p. 11 ∆ ($ in millions, except per share amounts) 1Q20 1Q19 Y / Y Total Assets 26,143$ 26,324$ -1% Loans and Leases HFI, net of deferred fees 19,745$ 18,308$ 8% Total Deposits 19,576$ 19,286$ 2% Core Deposits 16,051$ 16,128$ 0% Net (Loss) Earnings (1,433.1)$ 112.6$ -1373% (Loss) Earnings Per Share (12.23)$ 0.92$ -1429% Return on Average Assets ("ROAA") -21.27% 1.77% -23.04 Return on Average Tangible Equity ("ROATE") (1) 6.88% 20.64% -13.76 Tangible Common Equity Ratio (1) 9.10% 9.23% -0.13 Tangible Book Value Per Share (1) 19.31$ 18.22$ 6% Tax Equivalent Net Interest Margin 4.31% 4.69% -0.38 Efficiency Ratio 40.6% 42.4% -1.8 Year - Over - Year Financial Highlights (1) See “Non - GAAP Measurements” slide on page 51.

First Quarter 2020 | PACW | p. 12 Loans and Leases & Credit Quality

First Quarter 2020 | PACW | p. 13 Commercial mortgage Income producing and other residential Commercial construction Residential construction Asset - based Venture capital Other commercial Consumer As of March 31, 2020 ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 4,221$ 21% 4,641$ 25% Income producing and other residential 3,788 19% 3,519 19% Total Real Estate Mortgage 8,009 40% 8,160 44% RE Construction & Land: Commercial 1,087 6% 944 5% Residential 1,793 9% 1,408 8% Total RE Construction & Land 2,880 15% 2,352 13% Total Real Estate 10,889 55% 10,512 57% Commercial: Asset-based 3,938 20% 3,422 19% Venture capital 2,716 14% 2,027 11% Other commercial 1,772 9% 1,975 11% Total Commercial 8,426 43% 7,424 41% Consumer 430 2% 372 2% Total Loans HFI (1) 19,745$ 100% 18,308$ 100% Unfunded commitments 7,698$ 7,465$ 3/31/2020 3/31/2019 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs

First Quarter 2020 | PACW | p. 14 Other Commercial, $2,748mm, 25% SBA , $561mm , 5% Hotel , $621mm , 6% Income Producing Residential, $3,688mm, 34% Healthcare , $291mm , 3% Other Residential , $100mm , 1% Construction & Land , $2,880mm , 26% Real Estate ($10.9B) Lender Finance & Timeshare, $2,294mm, 58% Equipment Finance, $822mm, 21% Premium Finance, $490mm, 13% Other, $332mm, 8% Asset - Based ($3.9B) ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance & Timeshare 2,294$ 58% 1,861$ 54% Equipment Finance 822 21% 749 22% Premium Finance 490 13% 390 11% Other 332 8% 422 13% Total Asset-Based 3,938$ 100% 3,422$ 100% 3/31/2020 3/31/2019 ($ in millions) $ Mix $ Mix Real Estate: Income Producing Residential 3,688$ 34% 3,406$ 32% Construction & Land (1) 2,880 26% 2,352 22% Other Commercial 2,748 25% 3,084 30% Hotel 621 6% 588 6% SBA 561 5% 554 5% Healthcare 291 3% 415 4% Other Residential 100 1% 113 1% Total Real Estate 10,889$ 100% 10,512$ 100% 3/31/2020 3/31/2019 Diversified Loan and Lease Portfolio (1) Of which land represents $169 million and $174 million as of 3/31/20 and 3/31/19.

First Quarter 2020 | PACW | p. 15 Secured Business Loans , $667mm , 38% Municipal , $155mm , 9% Cash Flow , $38mm , 2% SBA , $74mm , 4% Security Monitoring , $539mm , 30% HOA Loans , $73mm , 4% Unsecured Business Loans , $226mm , 13% Other Commercial ($1.8B) Equity Fund Loans, $1,403mm, 52% Expansion Stage, $934mm, 34% Early Stage, $242mm, 9% Late Stage, $137mm, 5% Venture Capital ($2.7B) ($ in millions) $ Mix $ Mix Venture Capital: Equity Fund Loans 1,403$ 52% 871$ 43% Expansion Stage 934 34% 859 42% Early Stage 242 9% 207 10% Late Stage 137 5% 90 5% Total Venture Capital 2,716$ 100% 2,027$ 100% 3/31/2020 3/31/2019 ($ in millions) $ Mix $ Mix Other Commercial: Secured Business Loans 667$ 38% 744$ 38% Security Monitoring 539 30% 633 32% Unsecured Business Loans 226 13% 221 11% Municipal 155 9% 116 6% SBA 74 4% 82 4% HOA Loans 73 4% 67 3% Cash Flow 38 2% 112 6% Total Other Commercial 1,772$ 100% 1,975$ 100% 3/31/2020 3/31/2019 Diversified Loan and Lease Portfolio

First Quarter 2020 | PACW | p. 16 $1,175 $1,436 $1,231 $1,021 $790 $1,193 $1,294 $1,288 $1,318 $1,997 $933 $1,529 $1,391 $816 $813 $1,039 $980 $838 $1,407 $1,054 $2,368 $2,730 $2,519 $2,339 $2,787 $1,972 $2,509 $2,229 $2,223 $1,867 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q19 2Q19 3Q19 4Q19 1Q20 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 1Q20 2,787$ 1,867$ 920$ 4.31% 1Q20 18,847$ 19,745$ 898$ 4Q19 2,339 2,223 116 4.73% 4Q19 18,736 18,847 111 3Q19 2,519 2,229 290 5.28% 3Q19 18,473 18,736 263 2Q19 2,730 2,509 221 5.15% 2Q19 18,308 18,473 165 1Q19 2,368 1,972 396 5.11% 1Q19 17,958 18,308 350 Loan and Lease Production of $790 Million in 1Q20 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 20 basis points to loan yields in 2020 and 22 basis points in 2019. (2) Net of deferred fees and costs (3) “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs and loan sales. (4) Disbursements in 1Q20 of $2.0bn were larger than usual as borrowers drew on lines for liquidity during pandemic crisis. Segme nts with largest disbursements were venture capital, lender finance and business loans. (4)

First Quarter 2020 | PACW | p. 17 Multi - Family Apts , 52% Condominiums , 6% Hotel , 14% Office , 6% Land , 3% Retail , 3% Mixed - Use , 8% Industrial, SFR & Other , 8% Commitments by Property Type Construction & Land Loans - $2.9 Billion at 3/31/20 Nevada , 3% Other , 9% Florida , 5% Wash. DC , 6% New York , 12% Virginia , 3% N. Carolina , 3% California , 59% Portfolio by State Commitment Amount Count 3/31/20 Tota l 3/31/20 % of Tota l $0 ~ $10mm 134 $ 537mm 9% $10mm ~ $25mm 61 923mm 16% $25mm ~ $50mm 54 2,049mm 34% $50mm ~ $100mm 20 1,372mm 23% $100mm ~ $150mm 9 1,104mm 18% Total $ 5,986mm LTC < 40%, 5% LTC 40% - 50%, 12% LTC 50% - 60%, 38% LTC 60% - 70%, 30% LTC > 70%, 15% Commitments By Loan - To - Cost Range Risk Rating Count 3/31/20 Tota l Pass/Watch 276 $ 2,869mm Special Mention 1 10.6mm Classified 1 0.4mm Total 278 $ 2,880mm

First Quarter 2020 | PACW | p. 18 California, 63% Washington DC , 8% Florida , 6% Washington , 5% Virginia , 6% N. Carolina , 5% Others , 7% $1.4bn (1) MF Construction Portfolio Multi - Family Loans Principal Balance Amount Count 3/31/20 Tota l 3/31/20 % of Tota l < $1mm 430 $ 189mm 5% $1mm ~ $5mm 657 1,571mm 43% $5mm ~ $10mm 159 1,089mm 30% $10mm ~ $25mm 42 603mm 16% $25mm ~ $106mm 3 236mm 6% Total $ 3,688mm California, 71% Washington , 7% Florida , 6% Oregon , 4% New York , 3% Colorado , 3% Others , 6% $3.7bn (2) Income Producing Residential Portfolio Income Producing Residential (1) MF construction commitments total $3.1bn and have a weighted average loan - to - cost ratio of 60% as of March 31, 2020. (2) $1.6bn, or approximately 44%, of MF portfolio is 50% risk - weighted. LTC 40% - 50%, 10% LTC 50% - 60%, 44% LTC 60% - 70%, 27% LTC > 70%, 19% Commitments By Loan - To - Cost Range Risk Rating Count 3/31/20 Tota l Pass/Watch 1,285 $ 3,685mm Special Mention - - Classified 6 3mm Total 1,291 $ 3,688mm

Security Monitoring Loans

- New technology is disrupting the security alarm business, causing increased customer acquisition costs and customer attrition and, thereby, adversely impacting business models and valuations
- Portfolio balance declined $80mm in 1Q20; heightened monitoring of our credit risk for this portfolio in 2Q19; discontinued new originations in October 2019
- $233mm or 43% of the portfolio are SNCs
- 5.24% WAC; 100% variable rate; WAM 24 months
- $126mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue
- A lending product since 2003; experienced one loss in 2019 ($1.5mm) and losses on two credits ($6.1mm) in 1Q20
- In 1Q20 special mention loans increased $11mm and classified loans decreased $7mm

Risk Rating	Count		3/31/20 Total
Pass/Watch	23	$	337mm
Special Mention	7		174mm
Classified	2		28mm
Total	**32**	**$**	**539mm**

Balance by Tranche	Count		3/31/20 Total
< $5mm	8	$	20mm
$5mm ~ $10mm	10		83mm
$10mm ~ $20mm	3		45mm
$20mm ~ $30mm	2		53mm
$30mm ~ $40mm	7		241mm
$40mm ~ $55mm	2		97mm
Total	**32**	**$**	**539mm**

Contractual Maturity Table



$94mm
$138mm
$170mm
$137mm
2020
2021
2022
2023-24

Portfolio by Revenue Source[1]



Personal Emergency Response Systems 3%
Residential 51%
Commercial 46%

(1) Revenue allocated based upon the borrowers' customer mix.

PacWest Bancorp

First Quarter 2020 | PACW | p. 19

Hotel Portfolio Overview

- Hotel industry significantly impacted by the pandemic and widespread travel restrictions. We are maintaining contact with borrowers and monitoring flash reports to assess impacts.
- No "conference center" hotels.
- Hotel construction borrowers are sophisticated sponsors with significant invested equity and resources.
- Majority of CRE and construction borrowers are experienced hotel operators with top franchise brands.
- Some hotel construction borrowers have seen delays in materials or labor shortages as a result of COVID-19.
- Average loan-to-cost for hotel construction loans is 47%.
- SBA guarantied portions retained (75% average guaranty).
- $293.4mm CRE and $10.6mm construction downgraded to special mention in 1Q20.
- Indirect exposure from timeshare receivable and inventory loans ($364mm), hotel-related lender finance loans ($49mm) and venture banking loans ($9mm).

Risk Rating	Count	3/31/20 Total	
Pass/Watch	66	$	779mm
Special Mention	48		304mm
Classified	12		2mm
Total	**126**	**$**	**1,085mm**

Hotels by Product

	Count	3/31/20 Commitment		3/31/20 Outstanding		Avg. O/S Balance	
Hotel CRE	45	$	688mm	$	621mm	$	13.8mm
Hotel Construction	19		853mm		432mm		22.7mm
Hotel SBA	62		36mm		32mm		0.5mm
Total	126	$	1,577mm	$	1,085mm	$	8.6mm

Hotel CRE by Brands



National Economy Flags, $95mm, 18 properties
Global Top Tier Flags, $309mm, 12 properties
Boutique, $208mm, 9 properties
Other, $9mm, 8 properties

Hotel by State
$1.1bn (5.6% of total loans)



NY, $291
SC, $21mm
GA, $22mm
NV, $46mm
TN, $55mm
FL, $126mm
Other, $49mm
CA, $475mm

PacWest Bancorp

First Quarter 2020 | PACW | p. 20

Retail Real Estate Portfolio Overview

Loan Types

- **Construction - significant projects include:**
  - A lifestyle center in Studio City, CA
  - A retail storefront in Santa Monica, CA
  - A grocery-anchored community shopping center in Cary, NC
  - High traffic retail infill on San Vicente Blvd. in Los Angeles
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guarantied portions retained (75% average guaranty)
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - National Lending $56mm portfolio mostly consists of two lifestyle centers (NJ & IL) totaling $47mm which were downgraded to special mention in 1Q20
    - Community Banking $420mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts
    - No traditional retail mall exposure

(1) $5.1 million in classified loans at March 31, 2020 (down from $5.5 million at December 31, 2019) with related SBA guaranties totaling $0.2 million. $48mm downgraded to special mention in 1Q20.

Risk Rating	Count	3/31/20 Total	
Pass/Watch	226	$	590mm
Special Mention	5		48mm
Classified	14		5mm
Total	**245**	**$**	**643mm**

Retail Loan Types

Outstanding balance $643mm[(1)]/3.3% of total loans



SBA
8%
Construction
18%
CRE
74%

CRE Retail Property Types

$476mm/2.4% of Loans



Single Tenant
30%
Urban luxury center
10%
Lifestyle center
33%
Suburban retail/strip center
27%

PacWest Bancorp

First Quarter 2020 | PACW | p. 21

First Quarter 2020 | PACW | p. 22 ▪ Majority of credits are to well - known international and domestic airlines. ▪ Passenger transportation exposure is mostly narrow - body jets which have historically performed well in maintaining collateral value. ▪ One credit for $13.3 million more exposed to COVID - 19 as borrower is a tour operator with airline and cruise line. ▪ No classified or nonaccrual aviation loans at March 31, 2020. ▪ $119 million downgraded to special mention in 1Q20. Aviation Portfolio Overview Passenger , 66% Engine leases , 10% Freight , 24% Aviation by Type, $346mm (1.7% of total loans) Count 3/31/20 Commitment 3/31/20 Outstanding Avg. O/S Balance Passenger 26 $ 233mm $ 230mm $ 8.8mm Freight 13 83mm 81mm 6.3mm Engine leases 4 35mm 35mm 8.8mm Total 43 $ 351mm $ 346mm $ 8.0mm Aviation Portfolio by Type Risk Rating Count 3/31/20 Tota l Pass/Watch 26 $ 227mm Special Mention 17 119mm Classified - - Total 43 $ 346mm

First Quarter 2020 | PACW | p. 23 Other Impacted Portfolios • $162 million total exposure (0.8% of total loans and operating leases) of which $94 million is real estate secured • $98 million are SBA guaranteed (75% average guaranty as we don’t sell the guaranteed portions) • $10.3 million of classified loans at March 31, 2020 (estimated SBA guaranties of $7.7 million) Restaurant Oil Services • $137 million total exposure (0.7% of total loans and operating leases) • $73 million loans receivable • $64 million operating leases • All credits are related to support services and $125.1 million is collateralized by equipment (railcars $64.5mm, land - based fracking equipment $32.4mm, offshore vessels $28.2mm) and $11.6 million is ABL lines collateralized by A/R and inventory • $65 million to borrowers rated BB - or above of which $51 million is rated BBB+ • $123 million, or 90%, outstanding to six borrowers with average balance of $20.5 million • One loan of $15.3 million classified and nonaccrual since 1Q’15

First Quarter 2020 | PACW | p. 24 Shared National Credits (SNCs) $2.3bn $1.2bn $840mm $755mm $810mm 2016 2017 2018 2019 1Q20 Total $2.3bn $1.2bn $840mm $755mm $810mm Classified $70mm $41mm $67mm $40mm $33mm Nonaccrual $13mm $15mm $- $15mm $28mm SNC Loans Healthcare RE, $42mm , 5% Equity Funds Lines, $83mm , 10% RE Development , $30mm , 4% Consumer Finance , $261mm , 32% RE Rental & Leasing , $52mm , 6% Other , $39mm , 5% Security Monitoring, $ 233mm , 29% Information , $70mm , 9% $810mm of SNC Loans at 3/31/2020 ▪ SNCs are not a line of business. SNC relationships are included in business line balances. ▪ SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. ▪ Credit underwriting standards are the same as standards applied to all loans. ▪ No energy - related or franchise restaurant SNCs. 65% decrease

Quarterly Credit Quality Trends

($ in thousands)		1Q19	2Q19	3Q19	4Q19	1Q20
Nonaccrual Loans and Leases HFI	$	88,527	81,265	99,113	92,353	95,602
As a % of Loans and Leases HFI	%	0.48%	0.44%	0.53%	0.49%	0.48%
Nonperforming Assets	$	91,818	82,737	100,479	92,793	97,303
As a % of Loans and Leases & Foreclosed Assets	%	0.50%	0.45%	0.54%	0.49%	0.49%
Classified Loans and Leases HFI[1]	$	190,305	190,979	188,607	175,912	147,705
As a % of Loans and Leases HFI	%	1.04%	1.03%	1.01%	0.93%	0.75%
Credit Loss Provision	$	4,000	8,000	7,000	3,000	112,000
As a % of Average Loans and Leases (annualized)	%	0.09%	0.18%	0.15%	0.06%	2.36%
Net Charge-offs	$	191	11,244	4,485	767	19,110
As a % of Average Loans and Leases (annualized)	%	0.00%	0.25%	0.10%	0.02%	0.40%
Trailing Twelve Months Net Charge-offs	$	38,994	33,102	35,868	16,687	35,606
As a % of Average Loans and Leases	%	0.22%	0.18%	0.20%	0.09%	0.19%
Allowance for Credit Losses (ACL)[2]	$	173,142	169,898	172,413	174,646	274,863
As a % of Loans and Leases HFI	%	0.95%	0.92%	0.92%	0.93%	1.39%
ACL / Nonaccrual Loans and Leases HFI	%	195.58%	209.07%	173.96%	189.11%	287.51%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

First Quarter 2020 | PACW | p. 25

First Quarter 2020 | PACW | p. 26 0.22% 0.18% 0.20% 0.09% 0.19% 1Q19 2Q19 3Q19 4Q19 1Q20 Trailing Twelve Months Net Charge - offs / Average Loans and Leases Key Credit Trends – Loans HFI 0.48% 0.44% 0.53% 0.49% 0.48% 1Q19 2Q19 3Q19 4Q19 1Q20 Nonaccrual Loans and Leases / Loans and Leases 0.95% 0.92% 0.92% 0.93% 1.39% 1Q19 2Q19 3Q19 4Q19 1Q20 ACL / Loans and Leases 1.04% 1.03% 1.01% 0.93% 0.75% 1Q19 2Q19 3Q19 4Q19 1Q20 Classified Loans and Leases/ Loans and Leases

Annual Credit Quality Trends[1]

($ in thousands)		2017	2018	2019	1Q20
Nonaccrual Loans and Leases HFI	$	155,784	79,333	92,353	95,602
As a % of Loans and Leases HFI	%	0.92%	0.44%	0.49%	0.48%
Nonperforming Assets	$	157,113	84,632	92,793	97,303
As a % of Loans and Leases & Foreclosed Assets	%	0.93%	0.47%	0.49%	0.49%
Classified Loans and Leases HFI [2]	$	278,405	237,110	175,912	147,705
As a % of Loans and Leases HFI	%	1.65%	1.32%	0.93%	0.75%
Credit Loss Provision	$	59,000 [3]	45,000	22,000	112,000
As a % of Average Loans and Leases	%	0.37%	0.27%	0.12%	2.36%
Net Charge-offs	$	62,957	43,758	16,687	19,110
As a % of Average Loans and Leases	%	0.40%	0.26%	0.09%	0.40%
Allowance for Credit Losses (ACL) [4]	$	161,647	169,333	174,646	274,863
As a % of Loans and Leases HFI	%	0.96%	0.94%	0.93%	1.39%
ACL / Nonaccrual Loans and Leases HFI	%	103.76%	213.45%	189.11%	287.51%

(1) Amounts and ratios related to 2020, 2019 and 2018 periods are for total loans and leases. Amounts and ratios for 2017 are for Non-PCI loans and leases.
(2) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(3) Net of $14.1 million negative provision recorded in conjunction with the sale of $1.5 billion of cash flow loans.
(4) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

First Quarter 2020 | PACW | p. 27

First Quarter 2020 | PACW | p. 28 % of Loan % of Loan 3/31/2020 12/31/2019 ($ in thousands) Balance Category Balance Category Balance Balance Real estate mortgage: Commercial 19,088$ 0.5% 18,346$ 0.4% 1,807$ 1,735$ Income producing and other residential 2,308 0.1% 2,478 0.1% 1,064 2,094 Total real estate mortgage 21,396 0.3% 20,824 0.3% 2,871 3,829 Real estate construction and land: Commercial 351 0.0% 364 0.0% - - Residential - 0.0% - 0.0% 241 1,429 Total R.E. construction and land 351 0.0% 364 0.0% 241 1,429 Commercial: Commercial - Asset-based 17,104 0.4% 30,162 0.8% - 19 Commercial - Venture capital 18,612 0.7% 12,916 0.6% 183 - Commercial - Other commercial 37,726 2.1% 27,594 1.6% 4,393 2,258 Total commercial 73,442 0.9% 70,672 0.9% 4,576 2,277 Consumer 413 0.1% 493 0.1% 518 1,006 Total 95,602$ 0.5% 92,353$ 0.5% 8,206$ 8,541$ 3/31/2020 Nonaccrual Loans and Leases 12/31/2019 Accruing and 30 -89 Days Past Due Nonaccrual & Delinquent Loan and Lease Detail

Loan Portfolio By Risk Rating

(In thousands)	March 31, 2020 Classified	Special Mention	Pass/Watch	Total	December 31, 2019 Classified	Special Mention	Pass/Watch	Total
Real estate mortgage:								
Commercial	$ 33,908	$ 371,667	$ 3,815,074	$ 4,220,649	$ 33,535	$ 30,070	$ 4,139,082	$ 4,202,687
Income producing and other residential	7,083	2,491	3,778,721	3,788,295	8,600	1,711	3,759,749	3,770,060
Total real estate mortgage	**40,991**	**374,158**	**7,593,795**	**8,008,944**	**42,135**	**31,781**	**7,898,831**	**7,972,747**
Real estate construction and land:								
Commercial	351	10,577	1,076,577	1,087,505	364	-	1,082,004	1,082,368
Residential	-	-	1,792,748	1,792,748	-	1,429	1,654,005	1,655,434
Total real estate construction and land	**351**	**10,577**	**2,869,325**	**2,880,253**	**364**	**1,429**	**2,736,009**	**2,737,802**
Commercial:								
Asset-based	23,218	152,137	3,763,047	3,938,402	32,223	38,936	3,677,248	3,748,407
Venture capital	31,110	173,947	2,510,780	2,715,837	35,316	74,813	2,069,293	2,179,422
Other commercial	51,498	186,368	1,534,119	1,771,985	65,261	174,785	1,527,621	1,767,667
Total commercial	**105,826**	**512,452**	**7,807,946**	**8,426,224**	**132,800**	**288,534**	**7,274,162**	**7,695,496**
Consumer	537	1,471	427,876	429,884	613	1,212	439,002	440,827
Total	**$ 147,705**	**$ 898,658**	**$ 18,698,942**	**$ 19,745,305**	**$ 175,912**	**$ 322,956**	**$ 18,348,004**	**$ 18,846,872**

- Increase in special mention loans of $576 million due primarily to loan downgrades caused by COVID -19 pandemic
  - Real estate mortgage - commercial increase due to $293 million in hotel downgrades and two retail centers totaling $47mm
  - Commercial - asset-based increase due primarily to $119 million in aviation downgrades
  - Commercial - venture capital increase due primarily to $72 million in expansion stage lending downgrades
  - Commercial - other commercial increase due to $11 million in security monitoring downgrades

PacWest Bancorp

First Quarter 2020 | PACW | p. 29

Current Expected Credit Losses (CECL)

- Day 1 transition adjustment under CECL consisted of allowance for credit losses (ACL) increase of $7.3 million (approximately 4%) and decrease to retained earnings of $5.3 million
- Our ACL methodology includes numerous models and assumptions that rely on historical information, current conditions and reasonable/supportable forecasts among others. One key assumption is the economic forecast which was based on Moody's baseline economic forecast dated March 27th however this is just one of many assumptions used in the ACL process
- Economic forecast reflects a recession with significant deterioration in key macro-economic variables such as unemployment and Real GDP due to COVID-19 impacts
- Elected 5-year capital phase-in under recently proposed regulatory capital rule guidance


ACL Reserve Build
(in millions)
$175
0.93%
$7
$182
0.97%
$77
$20
$19
$(19)
$(4)
$275
1.39%
4Q19
Adoption Impact
1/1/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
1Q20

PacWest Bancorp

First Quarter 2020 | PACW | p. 30

First Quarter 2020 | PACW | p. 31 Allowance for Credit Losses Amount % of Loans and Leases Amount % of Loans and Leases Amount % of Loans and Leases Allowance for loan and lease losses: Real estate mortgage: Commercial 20,389$ 0.49% 27,667$ 0.66% 69,243$ 1.64% Income producing and other residential 24,186 0.64% 22,216 0.59% 22,128 0.58% Total real estate mortgage 44,575 0.56% 49,883 0.63% 91,372 1.14% Real estate construction and land: Commercial 16,247 1.50% 7,462 0.69% 18,082 1.66% Residential 14,297 0.86% 14,490 0.88% 22,091 1.23% Total real estate construction and land 30,544 1.12% 21,952 0.80% 40,173 1.39% Commercial: Asset-based 21,027 0.56% 27,581 0.74% 33,907 0.86% Venture capital 24,670 1.13% 20,572 0.94% 34,082 1.25% Other commercial 15,832 0.90% 20,235 1.14% 19,581 1.11% Total commercial 61,528 0.80% 68,389 0.89% 87,570 1.04% Consumer 2,138 0.48% 2,179 0.49% 2,177 0.51% Allowance for loans and leases losses 138,785$ 0.74% 142,402$ 0.76% 221,292$ 1.12% Reserve for unfunded commitments 35,861 0.19% 39,571 0.21% 53,571 0.27% Allowance for credit losses 174,646$ 0.93% 181,974$ 0.97% 274,863$ 1.39% December 31, 2019 Incurred Losses January 1, 2020 CECL Transition March 31, 2020 CECL (In thousands)

First Quarter 2020 | PACW | p. 32 Deposits

Deposit Detail

($ in millions)	At or For the Quarter Ended March 31, 2020					At or For the Quarter Ended March 31, 2019				
Deposit Category		Average $		Quarter-End $	Mix		Average $		Quarter-End $	Mix
Noninterest-bearing demand	$	7,358	$	7,511	38%	$	7,784	$	7,713	40%
Interest checking		3,396		3,333	17%		2,973		3,163	16%
Money market		4,668		4,712	24%		4,878		4,714	25%
Savings		498		495	3%		553		538	3%
Total core deposits		15,920		16,051	82%		16,188		16,128	84%
Non-core non-maturity deposits		650		836	4%		465		454	2%
Total non-maturity deposits		16,570		16,887	86%		16,653		16,582	86%
Time deposits $250,000 and under		2,112		2,086	11%		1,859		2,259	12%
Time deposits over $250,000		572		603	3%		428		445	2%
Total time deposits		2,684		2,689	14%		2,287		2,704	14%
Total deposits [(1)]	$	19,254	$	19,576	100%	$	18,940	$	19,286	100%

Core: 82%


March 31, 2020
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand


March31, 2019
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

Core: 84%

(1) Does not include $1.4 billion and $2.2 billion of client investment funds held at March 31, 2020 and March 31, 2019, respectively.

PacWest Bancorp

First Quarter 2020 | PACW | p. 33

First Quarter 2020 | PACW | p. 34 ($ in millions) Time Deposits Time Deposits Total Time Maturities $250,000 and Under Over $250,000 Deposits Due in three months or less 1,010$ 154$ 1,164$ Due in over three months through six months 690 158 848 Due in over six months through twelve months 315 278 593 Due in over 12 months through 24 months 57 11 68 Due in over 24 months 14 2 16 Total 2,086$ (1) 603$ 2,689$ March 31, 2020 Deposit Portfolio (1) Includes brokered deposits of $1.2 billion with a weighted average maturity of 3 months and a weighted average cost of 1.68%. $19.3 $18.8 $19.7 $19.2 $19.6 1.24% 1.35% 1.34% 1.14% 0.95% 0.73% 0.81% 0.83% 0.71% 0.59% 0.00% 0.50% 1.00% 1.50% 2.00% 0.0 5.0 10.0 15.0 20.0 25.0 1Q19 2Q19 3Q19 4Q19 1Q20 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits

First Quarter 2020 | PACW | p. 35 Net Interest Margin

First Quarter 2020 | PACW | p. 36 5.11% 5.18% 4.99% 4.91% 4.69% 4.72% 4.46% 4.33% 4.31% 3.60% 3.64% 3.61% 3.64% 3.58% 3.58% 3.45% 3.43% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 PACW Reported TE NIM KRX Median NIM Industry Leading Tax Equivalent Net Interest Margin Source: S&P Global Market Intelligence. Peer data is through 4Q19. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

First Quarter 2020 | PACW | p. 37 6.11% 6.30% 6.20% 6.27% 6.16% 6.26% 5.91% 5.67% 5.54% 5.92% 6.09% 6.06% 6.11% 6.09% 6.18% 5.86% 5.60% 5.44% 4.60% 4.78% 4.89% 5.01% 5.08% 5.09% 4.99% 4.79% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 PACW - Reported TE Avg. Loan Yield PACW - Loan Yield Excluding Discount Accretion KRX - Median Loan Yield Higher Loan Yields From Disciplined & Diversified Lending Source: S&P Global Market Intelligence. Peer data is through 4Q19. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

First Quarter 2020 | PACW | p. 38 0.31% 0.37% 0.46% 0.62% 0.73% 0.81% 0.83% 0.71% 0.59% 0.43% 0.52% 0.60% 0.71% 0.81% 0.86% 0.85% 0.77% 1.20% 1.45% 1.74% 1.92% 2.40% 2.40% 2.19% 1.76% 1.39% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 PACW - Reported Average Total Deposits Cost KRX - Median Deposits Cost Avg Fed Funds Rate Deposit Franchise – 1Q20 Cost of 59 Basis Points Source: S&P Global Market Intelligence. Peer data through 4Q19. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Interest Rate Components of the Loan and Lease Portfolio



Floor Analysis - Variable Rate Loans
as of March 31, 2020
Cumulative Balance ($ 000's)
% of Variable Rate Loans
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
Floor is In the Money Now
cut 25 bps
cut 50 bps
cut 75 bps
Amount of Rate Cut
Volume
Percent

($ in millions) Interest Rate Scenario	Forecasted Net Interest Income (Tax Equivalent)	Percentage Change from Base	Forecasted Net Interest Margin (Tax Equivalent)
Up 300 bps	$ 1,140.7	12.6%	4.75%
Up 200 bps	1,037.9	2.4%	4.32%
Up 100 bps	1,024.1	1.1%	4.26%
Base case	1,013.3	-	4.22%
Down 25 bps	1,010.8	-0.3%	4.21%
Down 50 bps	1,006.3	-0.7%	4.19%

Note: The above table presents forecasted net interest income and net interest margin for the next 12 months using the forward yield curve as of March 31, 2020 as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in interest rates of 100, 200 and 300 basis points and a downward movement in interest rates of 25 and 50 basis points.

PacWest Bancorp

First Quarter 2020 | PACW | p. 39

First Quarter 2020 | PACW | p. 40 Investment Securities

First Quarter 2020 | PACW | p. 41 Diversified Investment Portfolio (1) Fair value at 3/31/20 (2) Yield is for 1Q20 (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA - related revenue bon ds. Asset - backed Securities , $211mm , 6% Agency Residential MBS , $290mm , 8% Agency Residential CMOs , $1,102mm , 29% Agency Commercial MBS , $1,125mm , 30% Private CMOs , $98mm , 3% Municipal Securities , $734mm , 19% Collateralized Loan Obligations , $130mm , 3% Other , $68mm , 2% $3.8 Billion Total Investment Portfolio (1) 5.6 6.0 6.3 6.3 6.1 5.0 4.5 4.4 4.4 3.5 2 3 4 5 6 7 1Q19 2Q19 3Q19 4Q19 1Q20 Years Average Life and Effective Duration Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 11% G.O. Limited 5% AA 83% G.O . Unlimited 49% A 2% Revenue 46% BBB 1% Not Rated (3) 3% 100% 100% 2.99% overall portfolio tax equivalent yield (2) Municipal Securities Composition

First Quarter 2020 | PACW | p. 42 Controlled Expenses

First Quarter 2020 | PACW | p. 43 41.7% 39.8% 40.9% 41.7% 42.4% 41.6% 42.3% 44.8% 40.6% 56.3% 54.8% 53.6% 54.1% 54.3% 54.3% 54.1% 56.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 PACW Efficiency Ratio Median Efficiency Ratio Banks in KRX Index Efficiency Ratio Trend

First Quarter 2020 | PACW | p. 44 Company Overview

First Quarter 2020 | PACW | p. 45 Product Offerings Community Banking Products National Lending Products Venture Banking Products • Attractive branch network with 74 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Business lending products: includes secured business loans, asset - based and tax - exempt • Real estate lending products: includes multifamily, commercial real estate and construction • Limited consumer loan offerings • Borrower relationships generally include a deposit account • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance & Timeshare, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multifamily, Hotel, Office, Retail, Industrial, SBA and Construction • Focus on small to middle - market businesses • Expertise in niche segments (aviation lending and corporate finance) limits new competitors • Borrower relationships may include deposit accounts and treasury services • Five product offerings: Technology, Life Sciences, Fund Finance, Structured Finance, Specialty Finance • Offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards, international - related products and asset management services to clients • Borrower relationships almost always include a deposit account • Branch office in Durham, North Carolina

First Quarter 2020 | PACW | p. 46 Nationwide Lender Combined with California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA San Diego, CA National Lending office Venture Banking office Community Banking branch Colorado Market Expansion • Jon Lorenz - C olorado Market President • Added executive office • Added loan production office • Opened full - service branch in November 2019 • Community Banking team of 16 employees

First Quarter 2020 | PACW | p. 47 Our Acquisition History and Strategy 19 Acquisitions 4 Acquisitions Square1 Assets added: $4.6bn CUB Assets added: $3.5bn 3 FDIC Assisted Acquisitions CapitalSource Assets added: $10.7bn Key Drivers of Accretion Core Funding Customer Retention Cost Savings In - Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus 2000 - 2007 2008 - 2010 2010 - 2013 2014 2015 2017

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
2014
2015
2016
2017
2018
2019
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans

PacWest Bancorp

First Quarter 2020 | PACW | p. 48

First Quarter 2020 | PACW | p. 49 Credit De - Risking – Specific Portfolios $955mm $844mm $452mm $334mm $291mm 2016 2017 2018 2019 1Q20 Healthcare Real Estate Loans 16% 22% 39% 55% 52% 46% 45% 45% 32% 34% 15% 12% 5% 3% 5% 23% 21% 11% 10% 9% $2.0b $2.1b $2.0b $2.2b $2.7b 2016 2017 2018 2019 1Q20 Venture Banking Loan Portfolio Equity Fund Loans Expansion Stage Late Stage Early Stage ▪ Exited Cash Flow lending business in 2017 ▪ Shifted Venture Banking strategy to grow Equity Fund Loans ▪ Reduced exposure to Healthcare R.E. and in October 2019 ceased originating NL Healthcare R.E. loans ▪ Results: ▪ Decreased classified loans from 2.67% at YE2016 to 0.75% at 1Q20 ▪ Decreased nonaccrual loans from 1.11% at YE2016 to 0.48% at 1Q20 $2,373mm $279mm $114mm $38mm $38mm 2016 2017 2018 2019 1Q20 Commercial Cash Flow Loans Exited Business Reduced Exposure

First Quarter 2020 | PACW | p. 50 Solid Capital Position – March 31, 2020 Basel III Fully Balance Ratio Balance Ratio Phased-In Tier 1 leverage capital 2,232,231$ 8.64% 1,292,065$ 5.00% 4.00% Common equity Tier 1 capital 2,232,231$ 9.23% 1,571,635$ 6.50% 7.00% Tier 1 capital 2,232,231$ 9.23% 1,934,320$ 8.00% 8.50% Total capital 2,952,318$ 12.21% 2,417,900$ 10.00% 10.50% Actual Well Capitalized Minimum Requirement

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 3,390,389	$ 4,954,697	$ 4,920,108	$ 4,852,010	$ 4,790,982
Less: Intangible assets	1,113,116	2,587,064	2,591,217	2,596,050	2,600,920
Tangible common equity	$ 2,277,273	$ 2,367,633	$ 2,328,891	$ 2,255,960	$ 2,190,062
Total assets	$ 26,143,267	$ 26,770,806	$ 26,724,627	$ 26,344,414	$ 26,324,138
Less: Intangible assets	1,113,116	2,587,064	2,591,217	2,596,050	2,600,920
Tangible assets	$ 25,030,151	$ 24,183,742	$ 24,133,410	$ 23,748,364	$ 23,723,218
Equity to assets ratio	12.97%	18.51%	18.41%	18.42%	18.20%
Tangible common equity ratio (1)	9.10%	9.79%	9.65%	9.50%	9.23%
Book value per share	$ 28.75	$ 41.36	$ 41.06	$ 40.49	$ 39.86
Tangible book value per share (2)	$ 19.31	$ 19.77	$ 19.43	$ 18.83	$ 18.22
Shares outstanding	117,916,789	119,781,605	119,831,192	119,829,104	120,201,149
Return on Average Tangible Equity					
Net (loss) earnings	$ (1,433,111)	$ 117,881	$ 110,026	$ 128,125	$ 112,604
Add back: goodwill impairment	$ 1,470,000	$ -	$ -	$ -	$ -
Adjusted net earnings	$ 36,889	$ 117,881	$ 110,026	$ 128,125	$ 112,604
Average stockholders' equity	$ 4,956,778	$ 4,930,182	$ 4,890,746	$ 4,818,889	$ 4,815,965
Less: Average intangible assets	2,569,189	2,589,217	2,593,925	2,598,762	2,603,842
Average tangible common equity	$ 2,387,589	$ 2,340,965	$ 2,296,821	$ 2,220,127	$ 2,212,123
Return on average equity	-116.28%	9.49%	8.93%	10.66%	9.48%
Return on average tangible equity (3)	6.88%	19.98%	19.01%	23.15%	20.64%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized adjusted net earnings divided by average tangible common equity

PacWest Bancorp

First Quarter 2020 | PACW | p. 51

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$ 52.115	26	Prosperity Bancshares, Inc.	PB	$ 22.093
2	Signature Bank	SBNY	$ 50.616	27	Fulton Financial Corporation	FULT	$ 21.897
3	Synovus Financial Corp.	SNV	$ 48.203	28	BancorpSouth Bank	BXS	$ 21.053
4	TCF Financial Corp.	TCF	$ 46.652	29	First Hawaiian, Inc.	FHB	$ 20.599
5	East West Bancorp, Inc.	EWBC	$ 44.196	30	Old National Bancorp	ONB	$ 20.412
6	First Horizon National Corporation	FHN	$ 43.311	31	United Bankshares, Inc.	UBSI	$ 19.751
7	Wintrust Financial Corporation	WTFC	$ 36.621	32	Cathay General Bancorp	CATY	$ 18.097
8	F.N.B. Corporation	FNB	$ 34.615	33	Bank of Hawaii Corporation	BOH	$ 18.095
9	Valley National Bancorp	VLY	$ 33.766	34	First Midwest Bancorp, Inc.	FMBI	$ 17.850
10	BankUnited, Inc.	BKU	$ 32.871	35	Cadence Bancorporation	CADE	$ 17.785
11	Texas Capital Bankshares, Inc.	TCBI	$ 32.548	36	Washington Federal, Inc.	WAFD	$ 16.423
12	Associated Banc-Corp	ASB	$ 32.386	37	Hope Bancorp, Inc.	HOPE	$ 15.667
13	Cullen/Frost Bankers, Inc.	CFR	$ 32.248	38	Home Bancshares, Inc.	HOMB	$ 15.032
14	IBERIABANK Corporation	IBKC	$ 31.713	39	First Financial Bancorp	FFBC	$ 14.512
15	Hancock Whitney Corporation	HWC	$ 30.601	40	Columbia Banking Systems, Inc.	COLB	$ 14.080
16	Sterling Bancorp	STL	$ 30.586	41	Glacier Bancorp, Inc.	GBCI	$ 13.684
17	Webster Financial Corporation	WBS	$ 30.389	42	Trustmark Corporation	TRMK	$ 13.585
18	Umpqua Holdings Corporation	UMPQ	$ 28.847	43	United Community Banks, Inc.	UCBI	$ 12.916
19	Pinnacle Financial Partners, Inc.	PNFP	$ 27.805	44	Community Bank Systems, Inc.	CBU	$ 11.410
20	Western Alliance Bancorporation	WAL	$ 26.822	45	CVB Financial Corp.	CVBF	$ 11.282
21	**PacWest Bancorp**	**PACW**	**$ 26.771**	46	Provident Financial Services, Inc.	PFS	$ 9.918
22	Investors Bancorp	ISBC	$ 26.725	47	Boston Private Financial Holdings, Inc.	BPFH	$ 8.831
23	Commerce Bankshares, Inc.	CBSH	$ 26.066	48	First Financial Bankshares, Inc.	FFIN	$ 8.262
24	UMB Financial Corporation	UMBF	$ 24.143	49	First Commonwealth Financial Corporation	FCF	$ 8.152
25	Bank OZK	OZK	$ 23.559	50	Brookline Bancorp, Inc.	BRKL	$ 7.878

Source: S&P Global Market Intelligence. Total assets as of December 31, 2019.
Banks in the KRX Index as of March 31, 2020.

PacWest Bancorp

First Quarter 2020 | PACW | p. 52